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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NORTHEAST BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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October 9, 2015

Dear Northeast Bancorp Shareholder:

        You are cordially invited to attend the 2015 annual meeting of shareholders of Northeast Bancorp. The annual meeting will be held on Friday, November 20, 2015 at 10:00 a.m., Eastern Time, at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, Massachusetts 02109.

        The proxy statement, with the accompanying formal notice of the meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of Northeast Bancorp by voting on the matters described in the proxy statement. Following the formal portion of the meeting, we will report on the operations of our company, and our directors and management team will be available to answer appropriate questions from shareholders.

        Your vote is important. We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, please vote as soon as possible. Instructions on how to vote are contained in the proxy statement.

        Thank you for your continued support of Northeast Bancorp.

Sincerely,

Richard Wayne President and Chief Executive Officer

NORTHEAST BANCORP
500 Canal Street
Lewiston, Maine 04240

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 20, 2015

        The 2015 annual meeting of shareholders of Northeast Bancorp will be held on Friday, November 20, 2015 at 10:00 a.m., Eastern Time, at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, Massachusetts 02109, for the following purposes:

  1.
  To elect the three nominees named in the proxy statement as Class II directors, each to serve for a three-year term and until their respective successors are duly elected and qualified.

  2.
  To approve, on an advisory, non-binding basis, the compensation of our named executive officers.

  3.
  To ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016.

  4.
  To approve the Northeast Bancorp Senior Executive Incentive Plan.

  5.
  To consider and act upon any other matters that are properly brought before the annual meeting and at any adjournments or postponements thereof. At this time we are not aware of any such other matters.

        You may vote if you were a holder of shares of voting common stock of record as of the close of business on September 25, 2015. If you do not plan to attend the meeting and vote your shares of voting common stock in person, we urge you to vote your shares as instructed in the proxy statement. Please complete, date, sign and return the accompanying proxy card, or submit your proxy electronically via the Internet or telephone.

        If your shares of voting common stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares of voting common stock voted.

        Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Directors

Date: October 9, 2015	Suzanne M. Carney Clerk

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders to be Held on November 20, 2015

        We have adopted the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this expedites shareholders' receipt of proxy materials and lowers the costs of our annual meeting. On or about October 9, 2015, we mailed a Notice of Internet Availability of Proxy Materials (the "Notice") to all shareholders of record of voting common stock as of September 25, 2015, containing instructions on how to access our proxy statement, Form 10-K and annual report and vote your shares. The Notice also contains instructions on how you can (i) receive a paper copy of the proxy materials, if you only received a Notice by mail, or (ii) elect to receive your proxy materials over the Internet.

        The proxy statement and annual report to shareholders are available at http://www.investorvote.com/NBN.

NORTHEAST BANCORP
500 Canal Street
Lewiston, Maine

PROXY STATEMENT

        This proxy statement is being first made available to shareholders of Northeast Bancorp on or about October 9, 2015, and is being furnished in connection with the solicitation of proxies by the Board of Directors of Northeast Bancorp for use at the 2015 annual meeting of shareholders of Northeast Bancorp to be held on Friday, November 20, 2015 at 10:00 a.m., Eastern Time, at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, Massachusetts 02109, and at any adjournments or postponements thereof. For directions to attend the annual meeting, please visit http://www.edocumentview.com/NBN.

        In this proxy statement, the terms "Northeast," "the company," "we," "our" and "us" refer to Northeast Bancorp and its subsidiaries.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders To Be Held on Friday, November 20, 2015

        We have adopted the Securities and Exchange Commission (the "SEC") rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this expedites shareholders' receipt of proxy materials and lowers the costs of our annual meeting. On or about October 9, 2015, we mailed a Notice of Internet Availability of Proxy Materials (the "Notice") to all shareholders of record of voting common stock as of September 25, 2015, containing instructions on how to access our proxy statement, Form 10-K and annual report and vote your shares. The Notice also contains instructions on how you can (i) receive a paper copy of the proxy materials, if you only received a Notice by mail, or (ii) elect to receive your proxy materials over the Internet.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this proxy statement?

        You are receiving this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2015 annual meeting of shareholders. This proxy statement contains detailed information you need to know in order to vote at the annual meeting. The proxy card is used for voting on the proposals.

What am I voting on?

        You are being asked to vote on the following items at the annual meeting:

  1.
  To elect the three nominees named in the proxy statement as Class II directors, each to serve for a three-year term and until their respective successors are duly elected and qualified.

  2.
  To approve, on an advisory, non-binding basis, the compensation of our named executive officers.

  3.
  To ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016.

  4.
  To approve the Northeast Bancorp Senior Executive Incentive Plan.

  5.
  To consider and act upon any other matters that are properly brought before the annual meeting and at any adjournments or postponements thereof. At this time we are not aware of any such other matters.

Who is entitled to vote?

        If you were a shareholder of record of voting common stock (a "Voting Shareholder") as of the close of business on September 25, 2015, the record date, you are entitled to receive notice of the annual meeting and to vote the shares of voting common stock that you held as of the close of business on the record date, if any.

May I attend the meeting?

        All shareholders of record at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. Each shareholder of record and proxy will be asked to present a valid government-issued photo identification, such as a driver's license or passport, before being admitted. If you are not a shareholder of record but you hold your shares in "street name," you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. We reserve the right to determine the validity of any purported proof of beneficial ownership. If you do not have proof of ownership, you may not be admitted to the annual meeting. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.

What constitutes a quorum?

        The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of voting common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting. As of the record date, there were 8,550,466 shares of voting common stock outstanding and entitled to vote at the annual meeting. Each share of voting common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on one or more but not all matters, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

How do I vote?

        Voting in Person at the Meeting.    If you are a Voting Shareholder as of the record date and attend the annual meeting, you may vote in person at the meeting. If your shares of voting common stock are held in street name and you wish to vote in person at the meeting, you will need to obtain a proxy from the broker, bank or other nominee that holds your shares of voting common stock of record.

        Voting by Proxy for Shares Registered Directly in Your Name.    If you hold your shares of voting common stock in your own name as a holder of record with our transfer agent, Registrar and Transfer Company, you may instruct the proxy holders named in the proxy card how to vote your shares of voting common stock in one of the following ways:

  •
  Internet Voting.  You may provide voting instructions via the Internet by following the instructions provided on your proxy card. The website for Internet proxy voting is printed on your proxy card. Please have your proxy card in hand. Internet proxy voting is available 24 hours per day until 3:00 a.m., Eastern Time, on November 20, 2015. You will receive a series of instructions that will allow you to provide voting instructions to your proxy agents for your shares of voting common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you provide voting instructions via the Internet, you do not need to return your proxy card.

  •
  Telephone Voting.  You also have the option to provide voting instructions by calling the toll-free number listed on your proxy card. Telephone proxy voting is available 24 hours per day until 3:00 a.m., Eastern Time, on November 20, 2015. When you call, please have your proxy card in hand. You will receive a series of voice instructions that will allow you to provide voting instructions to your proxy agents for your shares of voting common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

  •
  Voting by Mail.  If you would like to provide voting instructions to your proxy agents by mail, then please mark, sign and date your proxy card and return it promptly to our transfer agent, Registrar and Transfer Company, in the postage-paid envelope provided.

        Voting by Proxy for Shares Registered in Street Name.    If your shares of voting common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

Will other matters be voted on at the annual meeting?

        We are not currently aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, any proxies received by us will be voted in the discretion of the proxy holders.

May I revoke my proxy instructions?

        You may revoke your proxy at any time before it has been exercised by:

  •
  Filing a written revocation with the Clerk of Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240;

  •
  Submitting a new proxy by telephone, Internet or proxy card after the time and date of the previously submitted proxy; or

  •
  Appearing in person and voting by ballot at the annual meeting.

        If you are a Voting Shareholder as of the record date attending the annual meeting, you may vote in person whether or not a proxy has been previously given, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy.

What is householding?

        If you and other residents at your mailing address own shares of voting common stock in street name, your broker, bank or other nominee may have sent you proxy materials indicating that your household will receive only one annual report and proxy statement. This procedure, known as "householding," is intended to reduce the volume of duplicate information shareholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of our annual report and proxy statement to your address for all residents that own shares of voting common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our annual report and proxy statement, you may be able to request householding by contacting your broker, bank or other nominee.

        If you wish to request extra copies free of charge of our annual report or proxy statement, please send your request to our executive offices at c/o Suzanne Carney, Clerk, Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240 or visit the "Investor Relations" tab at www.northeastbank.com/about-us.

How can I access Northeast's proxy materials electronically?

        This proxy statement and our 2015 annual report are available on the company's website and at http://www.investorvote.com/NBN.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Board of Directors

        The Board of Directors, which is elected by the Voting Shareholders, is responsible for the overall management of the business and affairs of Northeast. It has the ultimate decision-making authority, except with respect to those matters reserved to shareholders. The Board and its committees review Northeast's long-term strategic plans and exercise direct decision-making authority in a number of areas, such as declaring a dividend. The Board of Directors selects, advises and monitors the performance of the senior management team, which is charged with the conduct of Northeast's business and the implementation of the Board's strategic plan. The Board of Directors also reviews development and succession plans for Northeast's senior executive officers, as needed.

        The Board of Directors currently consists of eight members divided into three classes. Class I directors are Robert R. Glauber and Richard Wayne; Class II directors are Matthew B. Botein, Cheryl Lynn Dorsey and Peter W. McClean; and Class III directors are John C. Orestis, David A. Tanner and Judith E. Wallingford. The terms of the Class II directors will expire at the 2015 annual meeting.

        Directors of the Company are also directors of Northeast Bank (the "Bank"), which is a wholly-owned subsidiary of Northeast.

Corporate Governance Guidelines

        The Board of Directors has adopted Corporate Governance Guidelines that govern the structure of the Board of Directors and outline the Board's policies on a number of Northeast's corporate governance issues and procedures. These guidelines embody long-standing practices of Northeast and also include procedures designed to incorporate current corporate governance best practices. Northeast's corporate governance practices are designed to align the interests of the Board and management with those of Northeast's shareholders and to promote honesty and integrity throughout the company. The Corporate Governance Guidelines are available on the company's website under the "Investor Relations" tab at www.northeastbank.com/about-us.

Director Qualifications and Independence

        Applicable rules of The NASDAQ Stock Market, the exchange on which Northeast's voting common stock is listed, and the Corporate Governance Guidelines require that the Board of Directors consist of a majority of independent directors.

        The Board of Directors evaluates the relationships between each director (or his or her immediate family members and related interests) and the company to determine a directors' independence under the NASDAQ Listing Rules. Based on that review, the Board of Directors has affirmatively determined that each director, other than Mr. Wayne, is independent under the NASDAQ Listing Rules.

Executive Sessions of the Board

        As provided in the Corporate Governance Guidelines, the independent directors meet in executive session at least four times per year following a meeting of the Board of Directors. The chairman of the Nominating and Corporate Governance Committee (the "Governance Committee") presides at these sessions.

Board Attendance and Annual Meeting Policy

        It is the Company's policy that directors should make every effort to attend each meeting of the Board of Directors, each meeting of the committees on which they serve, and the annual meeting of shareholders. During the fiscal year ended June 30, 2015 (the "2015 fiscal year"), there were 12 meetings of the Board of Directors, and each of the directors attended at least 75% of the meetings of the Board of Directors (held during the period for which he or she had been a director) and committees on which he or she served (during the periods that he or she served). Directors are expected to attend annual meetings of shareholders in person unless doing so is impracticable due to unavoidable conflicts. Six directors of Northeast attended the 2014 annual meeting of shareholders.

Board Leadership

        In accordance with the company's bylaws, the Board elects an independent director as the Chairman of the Board and also appoints the President, who also serves as Chief Executive Officer. Robert Glauber serves as Northeast's Chairman of the Board, and Richard Wayne serves as President and Chief Executive Officer of the company. The Chairman and the President and Chief Executive Officer work closely to ensure that the strategic goals of Northeast's management team are in line with the risk and governance oversight objectives of the Board of Directors.

        The Chairman is responsible for the management, development and effective functioning of the Board and provides leadership in every aspect of the Board's oversight of the company. The Chairman also acts in an advisory capacity to the President and Chief Executive Officer, and to other executive officers in matters concerning the interests of the company and the Board, as well as serving as the liaison between management and the Board.

Board Committee Membership and Meetings

        The committees of the Board of Directors include an Audit Committee, Compensation Committee, Governance Committee and Risk Management Committee. These committees assist the Board in fulfilling its responsibilities. All of the members of the committees are nominated by the Governance Committee and appointed by the Board of Directors. Members of these committees are elected annually at the Board of Directors' meeting following the annual meeting of shareholders. Each of these committees is composed entirely of independent directors. Each of the Audit Committee, the Compensation Committee, the Governance Committee and the Risk Management Committee operates under a committee charter approved by the Board of Directors setting out the purposes and responsibilities of the committee.

Audit Committee	Compensation Committee	Governance Committee	Risk Management Committee
Judith E. Wallingford, Chair	Peter W. McClean, Chair	Robert R. Glauber, Chair	Peter W. McClean, Chair
Peter W. McClean	Cheryl Lynn Dorsey	Cheryl Lynn Dorsey	Matthew B. Botein
John C. Orestis	Robert R. Glauber	John C. Orestis	Judith E. Wallingford
		Judith E. Wallingford	David A. Tanner

        Audit Committee.    The Audit Committee currently consists of Ms. Wallingford and Messrs. McClean and Orestis. Each member of the Audit Committee is independent under the

NASDAQ Listing Rules and meets the criteria for independence as set forth in the SEC rules applicable to an audit committee.

        The Audit Committee (i) oversees the accounting, financial reporting and internal control processes and the audits of financial statements; (ii) takes, or recommends that the Board take, appropriate action to oversee the qualifications, independence and performance of independent auditors; and (iii) prepares the report required by the rules of the SEC to be included in the proxy statement.

        The Audit Committee held eight meetings during the 2015 fiscal year. The Board of Directors has determined that each of Ms. Wallingford and Mr. McClean qualifies as an "audit committee financial expert" as that term is defined in the rules of the SEC. The Audit Committee's charter is available on the company's website under the "Investor Relations" tab at www.northeastbank.com/about-us.

        Compensation Committee.    The Compensation Committee currently consists of Messrs. McClean and Glauber and Ms. Dorsey. Each member of the Compensation Committee is independent under the NASDAQ Listing Rules.

        The Compensation Committee oversees overall compensation structure, policies and programs, reviews processes and procedures for the consideration and determination of director and executive compensation, and is responsible for producing a report for inclusion in the proxy statement relating to the company's annual meeting of shareholders or annual report on Form 10-K, in accordance with applicable rules and regulations. The primary objective of the Compensation Committee is to develop and implement compensation policies and plans that ensure the attraction and retention of key management personnel, the motivation of management to achieve Northeast's corporate goals and strategies, and the alignment of the interests of management with the long-term interests of Northeast's shareholders.

        The Compensation Committee determines the compensation of all executive officers other than the Chief Executive Officer. The Compensation Committee also reviews and makes recommendations to the full Board of Directors regarding the compensation of non-employee directors. During the 2015 fiscal year, the Compensation Committee engaged PricewaterhouseCoopers LLP to conduct market compensation reviews for its named executive officers and directors. For additional information on the Compensation Committee's process for the consideration and determination of the executive officer and director compensation and the engagement of the compensation consultant, please see "Compensation Discussion and Analysis."

        The Compensation Committee held six meetings during the 2015 fiscal year. The Compensation Committee's charter is available on the company's website under the "Investor Relations" tab at www.northeastbank.com/about-us.

        Governance Committee.    The Governance Committee currently consists of Messrs. Glauber and Orestis and Mses. Dorsey and Wallingford. Each member of the Governance Committee is independent under the NASDAQ Listing Rules.

        The Governance Committee is responsible for identifying individuals qualified to become board members, consistent with criteria approved by the Board, and recommending that the Board select the director nominees for election at each annual meeting of shareholders. The Governance Committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to Northeast, periodically reviewing such guidelines and recommending any changes thereto, and overseeing the evaluation of the Board and management.

        The Governance Committee held two meetings during the 2015 fiscal year. The Governance Committee Charter is available on the company's website under the "Investor Relations" tab at www.northeastbank.com/about-us.

        Risk Management Committee.    The Risk Management Committee currently consists of Messrs. McClean, Botein and Tanner and Ms. Wallingford. The Risk Management Committee monitors and approves the company's levels of risk tolerance and related metrics on a comprehensive, enterprise-wide basis, as well as identifying and monitoring key risks individually, approving levels of risk tolerance for each, and evaluating arrangements for the management thereof. The Risk Management Committee further provides a forum for consideration and discussion of trends and emerging risks.

        The Risk Management Committee held six meetings during the 2015 fiscal year.

Risk Oversight

        The Board of Directors plays an important role in the risk oversight of the company and is involved in risk oversight through direct decision-making authority with respect to significant matters, including the development of limits and specific risk tolerances, and the oversight of management by the Board of Directors and its committees. The Board of Directors and its committees also are each directly responsible for considering risks and the oversight of risks relating to decisions that each committee is responsible for making. In light of Northeast's overall business, market and regulatory framework under which Northeast operates, and the complexities of Northeast's operations as a whole, the Board has established a Risk Management Committee, tasked with specific responsibility for direct oversight of the risks inherent in Northeast's business, along with management of the enterprise-wide risk management program.

        In addition to the Risk Management Committee, the Board of Directors administers its risk oversight function through (1) the review and discussion of regular periodic reports to the Board of Directors and its committees on topics relating to the risks that Northeast faces, including, among others, credit risk, interest rate risk, regulatory risk and various other matters relating to Northeast's business; (2) the required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, final budgets, material uses of capital, strategic direction, and executive management hiring and promotions; (3) the direct oversight of specific areas of Northeast's business by the Risk Management Committee, the Audit Committee, the Compensation Committee, and the Governance Committee; and (4) regular periodic reports from the company's internal and external auditors and other third party consultants regarding various areas of potential risk, including, among others, those relating to the company's internal controls and financial reporting. The Board of Directors also relies on management to bring significant matters impacting the company to the Board's attention.

Consideration of Director Nominees

        Shareholder Recommendations.    The Governance Committee's current policy is to review and consider any director candidates who have been recommended by shareholders in compliance with the procedures established from time to time by the Governance Committee and set forth in the Governance Committee charter. All shareholder recommendations for director candidates must be submitted to Corporate Clerk at Northeast Bancorp, 500 Canal Street, Lewiston, ME 04240, who will forward all recommendations to the Governance Committee.

        Board Membership Criteria.    The Governance Committee has established criteria for the Governance Committee-recommended director nominees. These criteria include the following specific, minimum qualifications that the Governance Committee believes must be met by each Governance Committee-recommended nominee for a position on the Board:

  •
  The nominee shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing.

  •
  The nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition.

  •
  The nominee shall be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards.

  •
  The nominee shall have sufficient time and availability to devote to the affairs of the company, particularly in light of the number of boards on which the nominee may serve.

  •
  To the extent such nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.

        In addition to the minimum qualifications for each nominee set forth above, the Governance Committee shall recommend that the Board select persons for nomination to help ensure that:

  •
  A majority of the Board shall be independent under the NASDAQ Listing Rules.

  •
  Each of its Audit, Compensation, Governance and Risk Management Committees shall be comprised entirely of independent directors.

  •
  At least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an "audit committee financial expert" as defined by the rules of the SEC.

        Finally, in addition to any other standards the Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Governance Committee may consider the following factors when recommending that the Board select persons for nomination:

  •
  Whether the nominee has direct experience in the financial services industry or in the markets in which the company operates.

  •
  Whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

        Identifying and Evaluating Nominees.    The Governance Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate.

        The Governance Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or has been recommended to it by a shareholder in compliance with the Governance Committee's procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. In identifying and evaluating proposed director candidates, the Governance Committee may consider, in addition to the minimum qualifications for Governance Committee-recommended director nominees, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of business experience, his or her independence and the needs of the Board. Neither the Governance Committee nor the Board has a specific policy with regard to the consideration of diversity in identifying director nominees, although both may consider diversity when identifying and evaluating proposed director candidates. As noted above, the Governance Committee, when recommending director candidates to the full Board for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. Other than circumstances in which Northeast may be legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Governance Committee will evaluate all proposed director candidates that it considers or who have been properly recommended to it by a shareholder based on the same criteria and in substantially the same manner, with no regard to the source of the initial recommendation of the proposed director candidate.

Communications with Directors

        The Board of Directors has established a process for shareholders and other interested parties to communicate with the Board or a particular director. A shareholder may send a letter to Northeast Bancorp, Attention: Corporate Clerk, 500 Canal Street, Lewiston, ME 04240. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Board communication" or "director communication." All such letters should state whether the intended recipients are all members of the Board or just certain specified individual directors. The Corporate Clerk will circulate the communications (with the exception of commercial solicitations) to the appropriate director or directors. Communications marked "Confidential" will be forwarded unopened. A log of all correspondence addressed to the directors will be kept for periodic review by the Governance Committee and any other interested director.

Code of Ethics

        The Board has adopted a Code of Ethics that applies to all of the directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. The company is committed to the highest standards of ethical and professional conduct, and the Code of Ethics provides guidance in how to uphold these standards. The Code of Ethics consists of basic standards of business practice as well as professional and personal conduct. Any material amendments to, or waivers of, the Code of Ethics (to the extent applicable to the principal executive officer, principal financial officer or principal accounting officer) will be promptly disclosed by the company. The Governance Committee has been charged with reviewing and reassessing the adequacy of the Code of Ethics annually and recommending any proposed changes to the Board for approval. The Code of Ethics is available on the company's website under the "Investor Relations" tab at www.northeastbank.com/about-us. A copy of this Code is also available in print to any shareholder upon written request addressed to Suzanne Carney, Corporate Clerk, 500 Canal Street, Lewiston, Maine 04240.

 PROPOSAL 1
ELECTION OF DIRECTORS

Introduction

        The Board of Directors consists of eight members divided into three classes: Class I, Class II and Class III. At the 2015 annual meeting, three Class II directors will be elected to serve for a three-year term until the 2018 annual meeting of shareholders and until their respective successors are duly elected and qualified. Following the recommendation of the Governance Committee, the Board has nominated all of the current Class II directors for re-election.

Vote Required

        Directors are elected by a plurality of the votes cast by the holders of shares of voting common stock present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as "yes" votes. Votes that are withheld from the nominees will not be voted with respect to the director or directors indicated. Withheld votes and broker non-votes will have no effect on the outcome of the director elections.

Recommendation

        The Board of Directors unanimously recommends a vote FOR its nominees, Matthew B. Botein, Cheryl Lynn Dorsey and Peter W. McClean. Properly authorized proxies solicited by the Board will be voted FOR each of the nominees unless instructions to the contrary are given.

Information Regarding the Nominees, Other Directors and Executive Officers

        The following biographical descriptions set forth certain information with respect to the nominees for election as directors at the annual meeting, each director who is not standing for election and the executive officers who are not directors, based on information furnished to the company by each nominee, director and executive officer. Each executive officer holds office until the regular meeting of the Board of Directors following the next annual meeting of shareholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

        The biographical description below for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that such person should serve as a director of Northeast. The biographical description of each director who is not standing for election includes the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The Board of Directors did not currently evaluate whether these directors should serve as directors, as the terms for which they have been previously elected continue beyond the annual meeting.

Directors with Terms Expiring 2015

        Matthew B. Botein, 42, has been a director of Northeast and the Bank since December 29, 2010. He is also global chief investment officer and co-head of BlackRock Alternative Investors (BAI) and serves as a member of the Global Operating Committee of BlackRock Inc. BAI includes BlackRock's hedge funds and opportunistic funds, funds of hedge funds, private equity, private equity funds of funds, real estate, and real assets. Prior to joining BlackRock in 2009, Mr. Botein was a Managing Director and member of the Management Committee at Highfields Capital Management, a Boston-based private investment partnership. At Highfields, he was responsible for a portfolio of financial services investments, as well as certain other private equity holdings. Previously, he was a member of the private equity departments at The Blackstone Group and Lazard Frères & Co. LLC.

        He is a director of PennyMac Financial Services (NYSE: PFSI) and Alliance Partners LLC. He previously served on the boards of PennyMac Mortgage Investment Trust (NYSE: PMT), Aspen Insurance Holdings Limited (NYSE: AHL), First American Corporation (NYSE: FAF) and CoreLogic Inc. (NYSE: CLGX). He also serves on the Board of Trustees of Beth Israel Deaconess Medical Center, the CareGroup/CJP Board of Managers and the Exceptional Care Without Exception Trust of Boston Medical Center.

        Mr. Botein has an AB, magna cum laude, from Harvard College and an MBA with High Distinction from Harvard Business School, where he was a Baker Scholar and a Loeb Scholar.

        We believe that Mr. Botein's qualifications to serve on the Board of Directors include his extensive experience relating to finance, strategic planning and executive leadership.

        Cheryl Lynn Dorsey, 52, has been a director of Northeast and the Bank since December 29, 2010. She has also been the President of Echoing Green, a global nonprofit that sparks transformative social change by investing in emerging social entrepreneurs and their bold ideas to build a more equitable world, since May 2002.

        Ms. Dorsey served as a White House Fellow from 1997 to 1998, serving as Special Assistant to the U.S. Secretary of Labor, advising the Clinton Administration on health care and other issues. She was later named Special Assistant to the Director of the Women's Bureau of the U.S. Labor Department, where she helped develop family-friendly workplace policies and spearheaded the labor secretary's pay equity initiative. She was most recently appointed Vice-Chair of the President's Commission on White House Fellowships, after serving as a team member of the Innovation and Civil Society subgroup of the Obama Presidential Transition's Technology, Innovation, and Government Reform Policy Working Group. She was named one of "America's Best Leaders" in 2009 by U.S. News & World Report and the Center for Public Leadership at the John F. Kennedy School of Government at Harvard University.

        Ms. Dorsey serves on the Harvard University Board of Overseers and the SEED Foundation. She is a 2006 Henry Crown Fellow through the Aspen Institute, a 2007 Prime Movers Fellow through the Hunt Alternatives Fund, and a member of the John F. Kennedy School of Government's Visiting Committee.

        She holds a B.A. in History and Science from Harvard-Radcliffe Colleges, an M.D. from the Harvard Medical School and an M.P.P. from the John F. Kennedy School of Government.

        We believe that Ms. Dorsey's qualifications to serve on the Board of Directors include her extensive experience in executive leadership, management and strategic planning.

        Peter W. McClean, 71, has been a director of Northeast and the Bank since December 29, 2010. He has also been the Managing Director of Gulfstream Advisors LLC, a private advisory firm focused on risk management and strategic planning, since 2004. He is also a Senior Adviser to the Committee on Capital Markets Regulation, an independent and nonpartisan research organization dedicated to improving the regulation of U.S. capital markets. He is a director of an investment entity of Private National Mortgage Acceptance Co. ("PennyMac"), a specialty asset management firm created to address the dislocations in the U.S. mortgage market, and a director of several mutual funds advised by USAZ, a subsidiary of Allianz AG, and a director of Cyrus Reinsurance.

        From 2001 through 2003, Mr. McClean was the president and chief executive officer of Measurisk LLC, an independent provider of sophisticated risk information for hedge funds, fund of funds, pension funds and other investment managers of complex, multi-asset class investment portfolios. The company was sold to Bear Stearns in late 2003. Before joining Measurisk he served as the chief risk management officer of The Bank of Bermuda Limited from 1996 until 2001. In this position he led an enterprise-wide risk management function responsible for credit and market risk policy as well as operational risk policy.

        Mr. McClean has an undergraduate degree from Northern Arizona University and a B.S. in International Business from Thunderbird—The Garvin School of International Business. He has also attended graduate and executive courses at the Harvard Business School and the Columbia University School of Business.

        We believe Mr. McClean's qualifications to serve on the Board of Directors include his extensive experience in executive management, risk management and strategic planning.

Directors with Terms Expiring 2016

        John C. Orestis, 72, has been a director of Northeast and the Bank since 2007. Mr. Orestis has been the owner, Treasurer and Chief Development Officer of Schooner Estates Retirement Community in Auburn, Maine since 2006 as well as the President and Chief Executive Officer of North Country Associates in Lewiston, Maine since 1987. Mr. Orestis received his A.B. from Georgetown University and his Juris Doctorate from American University and was a senior Partner at Skelton, Taintor, Abbott & Orestis, Attorneys from 1968 to 1987, specializing in business and tax law. Mr. Orestis has served on many government and civic organizations throughout Maine, including the Maine Healthcare Association and the Maine Economic Growth Council. Mr. Orestis was the former mayor of the city of Lewiston and is widely recognized by many of the Bank's customers as having a particular interest in senior citizens by virtue of his substantial investment in senior care.

        We believe that Mr. Orestis' qualifications to serve on the Board of Directors include his business and legal experience, and his connections to the Maine community.

        David A. Tanner, 56, has been a director of Northeast and the Bank since December 29, 2010. He is also the Managing Director of Arlon Group LLC, the investment group affiliated with Continental Grain Company, and has served as Executive Vice President and a member of the Management Committee of Continental Grain Company since 2006. Previously, Mr. Tanner served as a Founder and Managing Principal of Quadrangle Group, LLC from 2000 to 2006; Managing Director at Lazard Freres & Co. and Managing Principal at Lazard Capital Partners from 1998 to 2000; and Managing Director at Warburg Pincus LLC, with which he was associated from 1986-1997.

        Mr. Tanner serves on the Boards of Directors of Wholesome Sweeteners, Inc., The Coastal Companies, Door to Door Organics, Inc., and Carlile Bancshares, Inc.

        Mr. Tanner is also the Chairman of the Board of Trustees of Montefiore Health System, Trustee of the Albert Einstein College of Medicine, Trustee of the New York University School of Law, and Director of Lawyers for Children.

        Mr. Tanner received his Bachelor of Arts degree with honors in History from Princeton University, his Diploma of Economics from the London School of Economics, and his Juris Doctor from the New York University School of Law.

        We believe that Mr. Tanner's qualifications to serve on the Board of Directors include his extensive experience in executive leadership, strategic planning and corporate governance.

        Judith E. Wallingford, 59, has been a director of Northeast and the Bank since 1994. Ms. Wallingford is the President of The Maine Water Company, a water utility serving various communities in Maine, and prior to that served as Treasurer and Controller for Consumers Water Company. Ms. Wallingford joined the Board as a result of Northeast's acquisition of Brunswick Federal Savings, F.A.

        Ms. Wallingford is a Certified Management Accountant and holds a BA from Bowdoin College.

        We believe that Ms. Wallingford's qualifications to serve on the Board of Directors include her knowledge of executive management, finance and accounting, and general business acumen.

Directors with Terms Expiring 2017

        Robert R. Glauber, 76, has been a director of Northeast and the Bank since December 29, 2010. He is also a Lecturer at Harvard's Kennedy School of Government and was a Visiting Professor at Harvard Law School in 2007 and 2009. Previously, he served as Chairman and Chief Executive Officer of NASD (now FINRA), the private-sector regulator of the U.S. securities markets, from September 2001 to September 2006, after becoming NASD's Chief Executive Officer in November 2000.

        Prior to becoming an officer at NASD, he was a Lecturer at the Kennedy School from 1992 until 2000, Under Secretary of the Treasury for Finance from 1989 to 1992 and previously to that, was a Professor of Finance at the Harvard Business School for 25 years. From 1987 to 1988, Mr. Glauber served as Executive Director of the Task Force ("Brady Commission") appointed by President Reagan to report on the 1987 stock market crash.

        Mr. Glauber has served on the Boards of the Federal Reserve Bank of Boston, Freddie Mac, Moody's Corporation, a number of Dreyfus mutual funds, the Investment Company Institute, as Vice Chairman of the Trustees who appoint and oversee the International Accounting Standards Board, Quadra Realty Trust, Inc., the Korean Financial Supervisory Service's International Advisory Board, and as president of the Metropolitan Opera Club and Boston Economic Club. Mr. Glauber presently is a director of XL Capital Ltd., Pioneer Global Asset Management, S.p.A., the Metropolitan Opera Guild, and as an overseer of the Boston Symphony Orchestra. He has been a Senior Advisor at Peter J. Solomon Co., an investment bank, since November 2006. Mr. Glauber graduated from Harvard College and received his doctorate from Harvard Business School.

        We believe that Mr. Glauber's qualifications to serve on the Board of Directors include his extensive experience relating to finance, corporative governance and management.

        Richard Wayne, 63, has been the President and Chief Executive Officer and a director of Northeast and the Bank since December 29, 2010. He co-founded Capital Crossing Bank (formerly known as Atlantic Bank) located in Boston, Massachusetts in 1988. He served as President and Co-Chief Executive Officer from 1991 until its sale in February 2007. Capital Crossing Bank, a national leader in the acquisition and management of loans secured by commercial and multi-family real estate and business assets, purchased loans with aggregate customer balances in excess of $2 billion.

        Mr. Wayne holds a B.S. in Accounting from Syracuse University, a J.D. from Suffolk University Law School, and a Masters in Taxation from Boston University School of Law.

        We believe that Mr. Wayne's qualifications to serve on the Board of Directors include his demonstrated experience in executive leadership, management and banking.

Executive Officers who are not Directors

        Claire Bean, 63, has been the Chief Operating Officer of Northeast and the Bank since December 2010. She has a 29-year record in financial services in the Greater Boston area. Her experience encompasses nearly every aspect of banking, with a focus in balance sheet management, strategic planning, financial management, commercial credit oversight, operations and information technology. Most recently, she served as Executive Vice President and Chief Financial Officer of Benjamin Franklin Bancorp, where she managed the company's initial public offering and simultaneous acquisition of Chart Bank in 2005. In the 1990s she was Chief Operating Officer and Treasurer of Grove Bank in Chestnut Hill, Massachusetts, and subsequently co-founded and served as Chief Operating Officer of Lighthouse Bank, an Internet bank based in Waltham, Massachusetts.

        From 2002 to 2004, Ms. Bean worked in international economic development in Central Asia and Russia, serving as director of several microfinance programs designed to provide economic opportunity to the poor. Currently, Ms. Bean serves on the Board of REACH Beyond Domestic Violence.

        Ms. Bean is a cum laude graduate of Tufts University, and holds an MBA from the University of Rochester.

        Brian Shaughnessy, 32, has been the Chief Financial Officer of Northeast and the Bank since January 2015. He joined the company directly from KPMG LLP where he worked since 2005, most recently serving in the audit practice as a Senior Manager from 2012 to 2015, and as a Manager from 2010 to 2012. His responsibilities at KPMG LLP included providing professional audit services to clients in the banking sector.

        Mr. Shaughnessy is a Certified Public Accountant and received a B.S. and a M.S. in Accountancy from Bentley University.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below sets forth, as of September 25, 2015, the number of shares of our voting common stock that were owned beneficially by:

  •
  Each person who is known by us to beneficially own more than 5% of our common stock;

  •
  Each director;

  •
  Each named executive officer; and

  •
  All of our directors and executive officers as a group.

        Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership Number of Shares(1)		Percent of Class(1)(2)
Directors and Certain Executive Officers
Robert Glauber	81,314	(3)	*
Matthew Botein	62,500		*
Cheryl Dorsey	—		—
Peter McClean	11,250		*
John Orestis	60,000		*
David Tanner	—	(4)	—
Judith Wallingford	25,000		*
Richard Wayne	396,676	(5)	4.64%
Claire Bean	210,313	(6)	2.46%
Brian Shaughnessy	7,500		*
All directors and executive officers as a group (10 persons)	854,553	(7)	9.82%
Other Beneficial Holders
Arlon Capital Partners II LP(8)	851,859		9.96%
277 Park Avenue
New York, NY 10172
Magnolia Capital Partners, LLC(9)	851,860		9.96%
15 E. 5th Street, Suite 3200
Tusla, OK 74103
Wellington Management Company, LLP(10)	850,040		9.94%
280 Congress Street
Boston, MA 02210
East Rock Capital, LLC(11)	671,939		7.86%
10 East 53rd Street, 31st Floor
New York, NY 10022
Bay Pond Partners, L.P.(12)	444,800		5.20%
280 Congress Street
Boston, MA 02210

*
Less than 1%

        Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Pursuant to the rules of the SEC, the number of shares of voting common stock deemed outstanding includes shares issuable pursuant to options and warrants held by the respective person or group that may be exercised within 60 days of September 25, 2015.

(2)
The total number of shares of voting common stock outstanding as of September 25, 2015 was 8,550,466.

(3)
Includes options to purchase 21,601 shares of common stock exercisable within 60 days of September 25, 2015.

(4)
See note (8) below

(5)
Includes 97,202 shares held by the Richard Wayne Irrevocable Trust u/a/d April 24, 1998 and 180,273 shares held by the Richard Wayne Revocable Trust. Also includes options to purchase 71,285 shares of common stock exercisable within 60 days of September 25, 2015.

(6)
Includes options to purchase 60,748 shares of common stock exercisable within 60 days of September 25, 2015.

(7)
Includes options to purchase 153,634 shares of common stock exercisable within 60 days of September 25, 2015.

(8)
With respect to information relating to Arlon Capital Partners II LP, we have relied, in part, on information supplied on the Schedule 13D/A filed with the SEC on May 22, 2012, by Arlon Capital Partners II LP ("Arlon"), Arlon Capital Partners General Partner II LP ("ACP GP"), Arlon Capital Partners Management Company LLC ("ACP Management"), Arlon Advisor LLC ("Arlon Advisor"), Continental Grain Company ("CGC"), and Paul J. Fribourg. ACP GP is Arlon's sole general partner. ACP Management is ACP GP's sole general partner. CGC is the sole member of Arlon Advisor and the holder of an indirect majority interest in Arlon. Mr. Fribourg is the Chairman, Chief Executive Officer and President of CGC and one of the co-trustees and in one case, a beneficiary of various trusts established for the benefit of certain members of Mr. Fribourg's family that collectively control a majority interest in CGC. As a result, Mr. Fribourg may be deemed to have beneficial ownership with respect to all shares held by Arlon. Mr. Fribourg disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. David Tanner is an employee of CGC, a limited partner of Arlon and ACP GP and an officer of ACP Management. As a result, Mr. Tanner may be deemed to have beneficial ownership of the shares held by Arlon. Mr. Tanner disclaims beneficial ownership of the shares held by Arlon Capital Partners II LP.

(9)
With respect to information relating to Magnolia Capital Partners, LLC, we have relied, in part, on information supplied on the Schedule 13G filed with the SEC on February 13, 2015, by Magnolia Capital Partners, LP.

(10)
With respect to information relating to Wellington Management Company, LLP, we have relied, in part, on information on supplied the Schedule 13G filed with the SEC on February 14, 2013, by Wellington Management Company, LLP ("Wellington Management"). Wellington Management, in its capacity as investment adviser, reported shared voting power with respect to 850,040 shares held by clients of Wellington Management.

(11)
With respect to information relating to East Rock Capital, LLC, we have relied, in part, on information supplied on the Schedule 13D/A filed with the SEC on May 18, 2012, by East Rock Capital, LLC ("Capital"), EREF Special Situations, LLC ("Special Situations"), D Partners Management, LLC, Graham Duncan, and Shapiro Partners Management, LLC. Capital is the investment manager of East Rock Simco Endowment Fund, LP ("Simco Endowment"), East Rock SCS Fund, LP ("SCS"), East Rock Endowment, LP ("Endowment"). Endowment is the Managing Member of Special Situations. Special Situations holds 589,111 shares, Simco Endowment holds 48,722 shares and SCS holds 34,106 shares.

(12)
With respect to information relating to Bay Pond Partners, L.P., we have relied, in part, on information supplied on the Schedule 13G filed with the SEC on May 22, 2015, by Bay Pond Partners, L.P.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the executive officers and directors, and persons who own more than ten percent of a registered class of Northeast's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish Northeast with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the 2015 fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were timely satisfied, except that Brian Shaughnessy inadvertently made a late Form 3 filing upon becoming a Section 16(a) officer during the 2015 fiscal year.

 COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        This Compensation Discussion and Analysis describes the company's executive compensation philosophy, programs and policies for the 2015 fiscal year. This Compensation Discussion and Analysis sets forth how the Compensation Committee of the Board of Directors of the company determined the 2015 fiscal year compensation for the following named executive officers of the company:

  •
  Richard Wayne, President and Chief Executive Officer;

  •
  Brian Shaughnessy, Chief Financial Officer; and

  •
  Claire S. Bean, Chief Operating Officer.

        The company is committed to ensuring the alignment of the interests of the named executive officers with those of the company's shareholders. The following is a brief summary of significant changes and results occurring in fiscal 2015:

  •
  The company continued to build the Loan Acquisition and Servicing Group, which purchases and originates performing commercial loans on a nationwide basis for the Bank's portfolio and services commercial loans for third parties. Since the inception of the Loan Acquisition and Servicing Group in June 2011 through June 30, 2015, the company has purchased or originated loans for an aggregate investment of $622 million, of which $213.2 million was generated during fiscal 2015.

  •
  The company successfully launched a national SBA lending program ("SBA National") in November 2014, which closed $31.2 million of 7(a) loans through year end (not including $3.4 million in 7(a) loans originated outside of SBA National). The company also hired a national sales team and built processing capabilities for SBA loans by leveraging the Bank's existing national credit platform.

  •
  Year over year, the company grew the balance sheet by $88.9 million, or 11.7%. Growth was driven by net loan growth of $95.7 million, or 18.5%, funded principally by net growth in core deposits of $100.4 million, or 17.5%.

  •
  Year over year, the company grew earnings by $4.4 million, or 165%; grew EPS by $0.46 to $0.72, or 176%; and had a return on equity of 6.4% as compared to 2.4% in the prior fiscal year.

  •
  ableBanking, the company's online deposit platform, now serves customers nationwide and provides an additional channel through which to obtain core deposits to support our growth. As of June 30, 2015, ableBanking money market and time deposits grew by $86.0 million or 136.1%.

        At the beginning of fiscal year 2016, the Board adopted, upon the recommendation of the Compensation Committee and subject to shareholder approval, a Senior Executive Incentive Bonus Plan (the "Incentive Plan"), which will provide for cash incentive bonuses for certain of our eligible executives, including our named executive officers. The Incentive Plan provides for bonus payments based upon the attainment of performance targets, established by the Compensation Committee and related to financial and operational measures or objectives with respect to the company. A description of the material terms of the Incentive Plan may be found under "Proposal 4—Approval of the Northeast Bancorp Senior Executive Incentive Bonus Plan."

Compensation Program Objectives

        We seek to attract and retain talented and committed employees and executives. Our compensation program is intended to meet the following objectives:

  •
  Attract, develop, retain and motivate talented leadership to achieve the company's strategic objectives;

  •
  Align management's interests with those of the shareholders through the use of equity plans approved by the Board and shareholders; and

  •
  Reward high performance, promote accountability and adherence to the company's values and its Code of Ethics.

Role of Compensation Committee, Outside Advisors and Management in Compensation Decisions

        The Compensation Committee, pursuant to its charter, provides management and the Board with guidance on matters of executive and director compensation and related benefits. The Compensation Committee meets in executive sessions when discussing CEO performance and specific actions related to CEO compensation. The Compensation Committee determines, after discussion with the Board, the compensation of the company's CEO, and determines all compensation actions for the company's other executive officers after reviewing the recommendations of the CEO. The Compensation Committee relies on management and outside advisers for staff work and technical guidance in conducting its affairs. It retains full authority to engage independent third party advisers, including PricewaterhouseCoopers LLP, to conduct independent studies and provide objective advice on executive and director compensation. PricewaterhouseCoopers LLP 's primary role with the company has been as independent adviser to the Compensation Committee on executive compensation matters. The company also retains Goodwin Procter LLP for legal and advisory services on executive compensation matters, including the drafting of compensation plan documents. The company may use other firms from time to time in the normal course of business.

Total Compensation Market Benchmarking and Peer Group

        The Compensation Committee, with the advice of its independent compensation consultant, PricewaterhouseCoopers LLP, approved an updated peer group in September 2014, which was used for market comparisons in the 2015 fiscal year. The peer group included 13 banks of similar asset and revenue size, revenue mix and business orientation:

Bar Harbor Bankshares	Hampden Bancorp, Inc.
Berkshire Hills Bancorp Inc.	Hingham Institution for Savings
Boston Private Financial Holdings, Inc.	Independent Bank Corp.
Brookline Bancorp, Inc.	Merchants Bancshares, Inc.
Camden National Corporation	Peoples Federal Bancshares
Chemung Financial Corporation	United Financial Bancorp Inc.
Enterprise Bancorp, Inc.

        This peer group was used as one market frame of reference for compensation comparisons. In addition, PricewaterhouseCoopers LLP has provided other relevant market reference points, such as broader financial services and general industry compensation survey data covering companies of similar size to augment this peer group data. Given the company's objective to attract and retain the talent necessary to meet its strategic objectives, the company currently relies primarily on the internal judgment of the Compensation Committee for performance and compensation benchmarking using an evaluation of both financial and non-financial goals. These goals include growing to scale two new strategic business initiatives, fully deploying the capital raised in May 2012, and enhancing and leveraging the operational capacity of the company. As a result, the Compensation Committee has placed less emphasis on total compensation benchmarking during this transition period.

Principles for Setting Compensation Levels

        The factors considered by the company in setting executive compensation levels are:

  •
  Achievement of the company's long-term strategic objectives;

  •
  Alignment of management's interests with those of shareholders;

  •
  Risk tolerances, and in particular whether compensation programs encourage excessive risk-taking;

  •
  Retention of its executive team;

  •
  Cost considerations; and

  •
  Regulatory constraints and guidelines.

        The company believes that the aggregate total compensation as reported in the Summary Compensation Table for its named executive officers is reasonable and fair based on the above factors. Specifically:

  •
  Named executive officer compensation is tied to, and varies with, the overall performance of the company;

  •
  The equity grants made in the 2011 fiscal year include a significant performance-based equity incentive component; and

  •
  Named executive officer compensation is appropriate in light of the competitive environment for recruiting executive officers, and what competitors pay.

Elements of Executive Compensation

Cash Compensation

        The Compensation Committee reviews the base salaries of its named executive officers each year. Salary increases are generally based on the executive's performance within specific areas of accountability, external market competitiveness and internal budget considerations. For fiscal 2015, the Compensation Committee reviewed the company's performance, noting in particular both the growth achieved and the shortfall against corporate objectives in fiscal 2014, and elected not to increase the base salaries of the company's named executive officers. In March of fiscal 2013, the base salaries of Mr. Wayne and Ms. Bean were set at $500,000 and $400,000, respectively, and remained at those amounts throughout fiscal 2015. Mr. Shaughnessy's salary was set at $225,000 upon hire in January 2015. In addition, Mr. Shaughnessy received a $25,000 cash bonus for performance in fiscal 2015. Mr. Wayne and Ms. Bean historically have not received any non-equity incentive compensation or discretionary cash bonuses from the company.

Equity-Based Long-Term Incentives

        The Compensation Committee considers long-term equity-based compensation to be an integral part of the company's compensation program. Equity-based compensation has been awarded to the company's named executive officers in years prior to fiscal 2015, as shown in the section titled "Compensation of Executive Officers". In making these awards, the Compensation Committee considered the benefit to the company of having a significant portion of the executives' compensation tied to the long-term financial performance of the company, and thereby to shareholder value. The Compensation Committee's review also considered the experience and qualifications of the executives, their ability to execute the company's business plan, the retention value of long-term equity incentives and peer compensation data. In fiscal 2015, there were awards of equity-based compensation to Mr. Wayne and Mr. Shaughnessy as discussed in the table labeled "Summary Compensation Table" below.

Executive Benefits

        All named executive officers are eligible for company-sponsored benefit programs available broadly to company employees, including healthcare and dental benefits, disability insurance and life insurance. The company also maintains a traditional 401(k) plan pursuant to which the company matches half of an employee's contribution, up to 6% of the employee's salary.

Employment Agreements

        On December 29, 2010, the Company entered into employment agreements with each of Mr. Wayne and Ms. Bean. Each of the employment agreements has an initial term of three years. Upon expiration of the initial term, each employment agreement will be renewed for successive terms of one year, unless either party gives written notice not less than 90 days prior to the date of any such anniversary of the election not to extend the term.

        Pursuant to the employment agreements, each of the executives is entitled to receive an annual base salary, which may be increased from time to time in accordance with normal business practices and in the sole discretion of the company. Each of the executives is also eligible to participate in the company's non-equity incentive compensation and equity-based long term incentive plans as determined by the company's Compensation Committee and in any benefit programs that the company establishes and makes available to its employees.

        The employment agreements contain restrictive covenants, including non-competition and non-solicitation covenants that survive, for Mr. Wayne, 24 months, and for Ms. Bean, 12 months, following the termination of employment.

        The employment agreements describe the payments and benefits to which the executives would be entitled upon termination of their employment under certain circumstances. Specifically, if (i) any such executive's employment is terminated either by the company without cause or by such executive for good reason or if the company makes an election not to extend the term of any such employment agreement, and (ii) such executive executes a release of claims prepared by the company, the non-competition restrictions in the applicable employment agreement will terminate unless the company (in the sole discretion of the Board) pays such executive an amount equal to the base salary such executive would have received for the duration of the restricted period.

Change in Control

        In the event of a change in control, the equity award documents for each of the named executive officers provide that (i) all time-vested options would immediately vest in full, and (ii) all performance-based options would vest to the extent the per share sale price in such change in control exceeded the applicable hurdle price.

Tax, Regulatory and Accounting Implications

        The company believes it is in compliance with respect to all tax, regulatory and accounting standards.

 COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

        The following table sets forth information concerning the compensation paid to or earned by the company's named executive officers.

Name and Principal Position	Year	Salary	Option Awards(1)	Stock Awards(1)	Bonus	All Other Compensation(2)	Total
Richard Wayne	2015	$500,000	$—	$362,400	$—	$12,208	$874,608
President & Chief	2014	500,000	—	—	—	15,064	515,064
Executive Officer
Brian Shaughnessy(3)	2015	99,520	—	76,475	25,000	141	201,136
Chief Financial Officer
Claire S. Bean(4)	2015	400,000	—	—	—	13,328	413,328
Chief Operating Officer	2014	400,000	—	—	—	16,185	416,185

(1)
The amounts in these columns reflect the fair value of equity awards, including modifications, determined in accordance with FASB ASC Topic 718 granted under the company's Amended and Restated 2010 Stock Option and Incentive Plan. Information about the assumptions used to value these awards can be found in Part II. Item 8. "Financial Statements and Supplementary Data—Note 15: Stock-based Compensation" of the Company's 2015 Annual Report on Form 10-K.

(2)
These amounts include payments as follows: (i) term life insurance premiums for 2015: $3,564 for Mr. Wayne, $3,564 for Ms. Bean and $141 for Mr. Shaughnessy; 2014: $3,564 for Mr. Wayne and $3,564 for Ms. Bean; (ii) matching 401k contributions for 2015: $8,644 for Mr. Wayne and $8,644 for Ms. Bean; 2014: $11,500 for Mr. Wayne; $11,500 for Ms. Bean; (iii) cash payment in lieu of medical benefits for 2015: $1,120 for Ms. Bean: 2014: $1,121 for Ms. Bean.

(3)
Mr. Shaughnessy was appointed Chief Financial Officer of the Company on January 12, 2015.

(4)
Ms. Bean held the position of Chief Financial Officer and Chief Operating Officer for the Company for the year ended June 30, 2014 and through January 11, 2015. Ms. Bean continues to hold the position as Chief Operating Officer.

        In making stock awards, the Compensation Committee's evaluation considered the benefit to the company of having a significant portion of the executives' compensation tied to the long-term financial performance of the company, and thereby to shareholder value. The Compensation Committee's review also considered the experience and qualifications of the executives, their ability to execute the company's business plan, the retention value of long-term equity incentives and peer compensation data.

Outstanding Equity Awards at June 30, 2015

        The following table shows the outstanding equity awards held by the company's named executive officers as of June 30, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(2)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3)	Market Value of Shares or Units of Stock That Have Not Vested(4)
Richard Wayne	71,285	47,523	—	$13.93	12/29/2020	—	$—
	—	—	118,808	13.93	12/29/2020	—	—
	—	49,589	—	9.38	1/31/2023	7,916	78,764
	—	—	—	—	n/a	40,000	398,000
Claire Bean	47,524	11,880	—	13.93	12/29/2020	—	—
	—	—	59,404	13.93	12/29/2020	—	—
	13,224	19,835	—	9.38	1/31/2023	3,167	31,512
Brian Shaughnessy	—	—	—	—	n/a	7,500	74,625

(1)
With respect to options with an exercise price of $13.93, for Mr. Wayne and Ms. Bean, 118,808 and 59,404 options, respectively, vest in five equal annual installments, commencing on December 29, 2011. In connection with the company's participation in the Troubled Asset Relief Program, which ended in fiscal 2013, Mr. Wayne's options did not vest in fiscal 2012.

With respect to options with an exercise price of $9.38, for Mr. Wayne, 49,589 options, respectively, vest in three equal installments, commencing on January 31, 2017. With respect to options with an exercise price of $9.38 for Ms. Bean, 33,059 options vest in five equal installments commencing on January 31, 2014.

(2)
For Mr. Wayne and Ms. Bean, 118,808 and 59,404 options, respectively, are performance-based, and were divided into three equal tranches, each of which will vest if certain qualitative conditions are satisfied and the stock price exceeds a specified hurdle price for a period of 50 of the previous 75 consecutive trading days. The applicable hurdle price varies depending on the number of years that have elapsed since the date of grant. With respect to the first tranche, the applicable hurdle price is $16.43 for the period from December 29, 2010 through December 29, 2015; $18.58 for the period from December 29, 2015 through December 29, 2016; and $20.77 for the period from December 29, 2016 through December 29, 2017. With respect to the second tranche, the hurdle price is $18.58 for the period from December 29, 2010 through December 29, 2016; and $20.77 for the period from December 29, 2016 through December 29, 2017. With respect to the third tranche, the hurdle price is $20.77 for the period from December 29, 2010 through December 29, 2017.

In the event any portion of the performance-based equity has not vested by the seventh anniversary of the merger of the company and FHB Formation LLC, that portion of the performance-based equity will terminate.

(3)
For Mr. Wayne, 7,916 shares vest in three equal installments, commencing on January 31, 2016, and 40,000 shares vest in three equal installments, commencing on December 19, 2017. For Ms. Bean, 5,277 shares vest in five equal installments, commencing on January 31, 2014. For Mr. Shaughnessy, 2,500 shares vest in three equal installments, commencing on January 29, 2018, and 5,000 shares vest in three equal installments, commencing on September 21, 2018.

(4)
Market value is based on the closing price of the company's common stock on June 30, 2015 of $9.95 per share.

 COMPENSATION OF DIRECTORS

        Directors of the company also are directors of the Bank. Each director receives $10,000 per quarter and each committee chair receives an additional $1,250 quarterly. The chairman of the Board of Directors receives an additional $5,000 per quarter. Management directors do not receive compensation for services rendered as directors. The following table sets forth a summary of the compensation earned by or paid to our non-employee directors for the 2015 fiscal year.

Name	Fees Earned or Paid in Cash
Robert Glauber(1)	$65,000
Matthew Botein(2)	40,000
Cheryl Dorsey	40,000
Peter McClean	50,000
John Orestis	40,000
Adam Shapiro(3)	40,000
David Tanner	40,000
Judith Wallingford	45,000

(1)
As of June 30, 2015, Mr. Glauber held an option to purchase 21,601 shares of voting common stock.

(2)
As of June 30, 2015, Mr. Botein held options to purchase 81,005 shares of non-voting common stock and 40,503 stock appreciation rights. Mr. Botein has assigned his pecuniary interest in these awards to R3 FHB Master, L.P., an indirect subsidiary of BlackRock, Inc, which is entitled to any proceeds or shares received upon exercise thereof. Mr. Botein disclaims any beneficial interest in these awards.

(3)
On September 25, 2015, Adam J. Shapiro informed the Board of his resignation from the Board effective September 25, 2015.

 PROPOSAL 2
ADVISORY, NON-BINDING VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

        We are providing our Voting Shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.

        Our executive compensation programs and policies are designed to attract, motivate and retain executive talent, and are aligned with the long-term interests of our shareholders. Please see the section titled "Compensation Discussion and Analysis" for a detailed discussion of our executive compensation programs. We believe that the effectiveness of our compensation programs is demonstrated by the accomplishments of management in executing the company's business plan over the last fiscal year.

        The Board of Directors recommends that Voting Shareholders vote in favor of the following resolution:

    "RESOLVED, that the compensation of Northeast's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, be approved."

        The resolution that is the subject of this proposal will not have any binding legal effect regardless of whether or not it is approved, and may not be construed as overruling a decision by the company or the Board or creating or implying any change to the fiduciary duties of the Board. However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of the company's named executive officers.

Vote Required

        The affirmative vote of a majority of the shares of voting common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of this proposal. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes, if any, are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

Recommendation

        The Board of Directors unanimously recommends a vote FOR this proposal. Properly authorized proxies solicited by the Board will be voted FOR this proposal unless instructions to the contrary are given.

 PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        On September 15, 2015, we notified Ernst & Young LLP that it would be dismissed as our independent registered public accounting firm upon the completion of its audit of our consolidated financial statements as of and for the fiscal year ended June 30, 2015, and the issuance of Ernst & Young LLP's reports thereon. The decision to dismiss Ernst & Young LLP was approved by our Audit Committee. Ernst & Young LLP served as our independent registered public accounting firm since the fiscal year ended June 30, 2013. The audit report of Ernst & Young LLP on our consolidated financial statements for the fiscal years ended June 30, 2015 and June 30, 2014 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended June 30, 2015 and June 30, 2014 and the subsequent interim period through September 28, 2015, there were: (1) no disagreements between us and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their reports on our financial statements for such years, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

        The company has appointed McGladrey LLP as its independent registered public accounting firm for the fiscal year ending June 30, 2016. During the years ended June 30, 2015 and June 30, 2014, and the subsequent interim period through September 28, 2015, we did not consult McGladrey LLP regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on our financial statements, and McGladrey LLP did not provide any written report or oral advice that McGladrey LLP concluded was an important factor that we considered in reaching a decision as to any such accounting, auditing or financial reporting issue; or (3) any matter that was either the subject of a disagreement or a reportable event.

        Representatives of McGladrey LLP will be present at the annual meeting, will have an opportunity to make any statement that they may desire to make, and will be available to answer appropriate questions from shareholders. Representatives of Ernst & Young LLP will not be present at the annual meeting.

Fees

        Aggregate fees for professional services rendered by Ernst & Young LLP for the years ended June 30, 2015 and 2014, respectively, were as follows:

	2015	2014
Audit Fees(1)	$332,175	$331,500
Audit-Related Fees(2)	18,000	17,000
Tax Fees(3)	—	—
All Other Fees	—	—

Total	$350,175	$348,500

(1)
Includes fees for the financial statement audit of the company, quarterly reviews, regulatory audit requirements, and out-of-pocket expenses.

(2)
Consists of fees related to the audit of the company's employee benefit plan.

(3)
Consists of tax return preparation and tax-related compliance and services.

Auditor Fees Policy

        The Audit Committee has approved a policy concerning the pre-approval of audit and non-audit services to be provided by Ernst & Young LLP, our previous independent registered public accounting firm. The policy requires that all services provided by Ernst & Young LLP to us, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the company if the "de minimus" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

        The Audit Committee approved all audit and non-audit services provided to us for the 2015 and 2014 fiscal years.

Vote Required

        The affirmative vote of a majority of the shares of voting common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of this proposal. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes, if any, are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

Recommendation

        The Board of Directors unanimously recommends a vote FOR this proposal. Properly authorized proxies solicited by the Board will be voted FOR this proposal unless instructions to the contrary are given.

 AUDIT COMMITTEE REPORT

        The members of the Audit Committee of the Board of Directors of Northeast submit this report in connection with the committee's review of the financial reports for the fiscal year ended June 30, 2015 as follows:

  1.
  The Audit Committee has reviewed and discussed with management the audited financial statements for Northeast Bancorp for the fiscal year ended June 30, 2015.

  2.
  The Audit Committee has discussed with representatives of Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board AU Section 380, Communication with Audit Committees, as currently in effect.

  3.
  The Audit Committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2015 for filing with the SEC.

        The Audit Committee operates pursuant to a charter that was approved by our Board of Directors. A copy of the Audit Committee Charter is available on the company's website under the "Investor Relations" tab at www.northeastbank.com/about-us.

Submitted by the Audit Committee:

  Judith E. Wallingford, Chair
  Peter W. McClean
  John C. Orestis

 PROPOSAL 4
APPROVAL OF THE NORTHEAST BANCORP SENIOR EXECUTIVE INCENTIVE PLAN

Introduction

        The Board, upon recommendation of the Compensation Committee, has adopted the Northeast Bancorp Senior Executive Incentive Plan (the "Incentive Plan"), subject to the approval of the Incentive Plan by Northeast Bancorp's shareholders, and effective commencing in fiscal 2017. The Incentive Plan is intended to provide compensation incentives for executive officers within a framework which aligns executive incentive compensation with increases in shareholder value. The Incentive Plan is intended to assure that awards of incentive payments to executive officers from the performance pool to be established under the Incentive Plan each year constitute "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Under the terms of the Incentive Plan, within the first 90 days of the Company's fiscal year, the Compensation Committee establishes performance objectives for that fiscal year. No incentive payments are made under the Incentive Plan for that fiscal year unless the performance objectives are met for the fiscal year. The Compensation Committee currently intends to continue providing cash incentive compensation consistent with its past practices, but has recommended adoption of the Incentive Plan in order to provide the Compensation Committee flexibility to pay future annual incentive awards under the Incentive Plan.

        Section 162(m) of the Code generally would disallow the company a federal tax deduction for compensation in excess of $1 million paid in any fiscal year to any executive officer included in the Summary Compensation Table (other than the chief financial officer). This limitation on deductibility does not apply to payments of "performance-based compensation." Awards of incentive payments to executive officers under the Incentive Plan are designed to constitute "performance-based compensation," which generally would be deductible for federal income tax purposes.

        The Board believes that the Incentive Plan will advance the interests of the company and its shareholders by enabling the company to align the long-term financial incentives of its executive officers with increases in shareholder value. Accordingly, the Board has voted, subject to shareholder approval, to adopt the Incentive Plan. If the company's shareholders do not approve the Incentive Plan, the Incentive Plan will be rescinded and no payments will be made under the Incentive Plan. However, the company reserves the right to provide other forms of incentive payments to its senior executives that may not be deductible by the company.

Summary of the Incentive Plan

        The following description of certain features of the Incentive Plan is intended to be a summary only and is qualified in its entirety by the full text of the Incentive Plan attached as Exhibit A to this Proxy Statement and incorporated herein by reference.

        The Incentive Plan is administered by the Compensation Committee which is comprised solely of "non-employee directors" of the company as that term is defined under Rule 16b-3 promulgated under the Exchange Act, and "outside directors" of the company as defined in Section 162(m) of the Code and the regulations promulgated thereunder. The Incentive Plan defines participants as the executive officers of the company designated by the Compensation Committee.

        Within the first 90 days of the company's fiscal year, the Compensation Committee will establish a target performance award for each participant and the performance objective or objectives that must be satisfied during the fiscal year. Such performance objectives shall relate to financial and operational metrics with respect to the company or any of its subsidiaries, including the following: (i) revenue; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (iv) changes in the market price of the company's common stock; (v) economic value-added; (vi) acquisitions or strategic transactions; (vii) operating income (loss); (viii) return on capital, assets, equity, or investment; (ix) shareholder returns; (x) return on sales; (xi) gross or net profit levels; (xii) productivity; (xiii) expense efficiency; (xiv) margins; (xv) operating efficiency; (xvi) working capital; (xvii) earnings (loss) per share of the company's common stock; (xviii) sales or market shares; (xix) number of customers, number of new customers or customer references; (xx) operating income and/or net annual recurring revenue, (xxi) credit quality; (xxii) loan loss reserve; (xxiii) capital strength; (xxiv) financial or credit ratings; (xxv) assets under management; (xxvi) balance sheet assets; (xxvii) market to book ratio; (xxviii) risk management; and (xxix) strategic management, any of which may be (A) measured in absolute terms or compared to any incremental increase, (B) measured in terms of growth, (C) compared to another company or companies or to results of a peer group, (D) measured against the market as a whole and/or as compared to applicable market indices and/or (E) measured on a pre-tax or post-tax basis (if applicable). Further, any performance goals may be used to measure the performance of the company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets.

        At the end of each fiscal year, the Compensation Committee certifies in writing whether the performance objectives have been met. If the performance objectives are met for such fiscal year, the Compensation Committee determines and certifies the payout to each participant under the Incentive Plan. In no event may the total payments made under the Incentive Plan with respect to any fiscal year exceed $3,309,921 for any participant. In addition, the Compensation Committee has full discretion to reduce (but not increase) the amount of incentive payments payable to any participant. A participant whose employment terminates due to death or becoming disabled prior to the last day of the fiscal year may receive a prorated incentive payment with respect to that fiscal year based on the amount of days the participant was employed in the fiscal year prior to and including the date of death or disability. In the event of a "change in control" as defined in the Incentive Plan, the Compensation Committee as constituted immediately prior to the change in control will have the sole discretion to determine whether and to what extent the performance objectives have been met for the fiscal year in which the change in control occurs.

        Awards may be made in cash or in equity, as determined by the Compensation Committee. Any equity awarded under the Incentive Plan will be issued from the company's shareholder-approved stock option plan.

        The Compensation Committee has the right to amend the Incentive Plan. Any amendment that would (i) change the maximum award that might be payable to any participant, or (ii) establish a performance objective other than the performance objectives described above would be subject to shareholder approval in order for the awards of incentive payments to participants from the performance pool to constitute "performance-based" compensation under Section 162(m) of the Code and thus be deductible by the Company.

        Subject to shareholder approval of the Incentive Plan, awards will not be granted under the Incentive Plan until fiscal year 2017. It is not possible to determine the number of eligible participants under the Incentive Plan because the selection of participating executives is determined by the Compensation Committee in its sole and absolute discretion. Furthermore, because awards to be granted under the Incentive Plan, if any, will be premised upon the achievement of certain performance objectives, and since at all times the grant of such awards may be reduced at the discretion of the Compensation Committee, such grants cannot be ascertained at this time. From time to time, other incentive compensation plans providing for payment of bonuses or issuance of equity awards may be established or utilized under which executive officers may receive awards at the discretion of the Compensation Committee. These plans may not require shareholder approval.

Vote Required

        The affirmative vote of a majority of the votes cast by the holders of shares of voting common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of this proposal. Because only votes that are cast in favor of or in opposition to the proposal are taken into account, neither abstentions nor broker non-votes will have any effect on the outcome.

Recommendation

        The Board of Directors unanimously recommends a vote FOR approval of the Incentive Plan. Properly authorized proxies solicited by the Board will be voted FOR this proposal unless instructions to the contrary are given.

Equity Compensation Plan Information

        The following table provides information as of June 30, 2015 regarding shares of common stock that may be issued under the company's equity compensation plans, consisting of the Amended and Restated 2010 Stock Option and Incentive Plan.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation approved by security holders:	1,059,721	$12.58	131,003
Equity compensation plans not approved by security holders:	—	—	—

Total	1,059,721	$12.58	131,003

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        The company's Code of Ethics provides guidance on transactions with related persons. Any transaction with a related person must be reviewed and approved by the full Board and determined to be "arms length." John C. Orestis, who is a member of our Board of Directors, and his affiliates have four loans for approximately $378 thousand with the Bank. All of the loans were current as of June 30, 2015. All loans were made in the ordinary course of business under normal credit terms, including interest rates and collateral requirements prevailing at the time of origination for comparable transactions with other persons, and do not represent more than normal credit risk.

OTHER MATTERS

        As of the date of this proxy statement, our Board of Directors knows of no matters that will be presented for consideration at the annual meeting other than as described in this proxy statement. If any other matters properly come before the annual meeting, or any adjournments or postponements of that meeting, and are voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals that they name as proxies to vote the shares represented by these proxies as to any of these matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of our management.

Expenses of Solicitation

        The cost of solicitation of proxies will be borne by Northeast. We also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of shares of our common stock.

Shareholder Proposals for 2015 Annual Meeting

        Shareholder proposals intended to be presented at the next annual meeting of shareholders must be received by the company on or before June 10, 2016 in order to be considered for inclusion in our proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in Northeast's proxy statement and form of proxy. Any such proposals should be mailed to: Clerk, Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240.

        A shareholder of record who wishes to present a proposal at the next annual meeting, other than a proposal to be considered for inclusion in Northeast's proxy statement described above, must provide written notice of such proposal and appropriate supporting documentation, as set forth in Northeast's bylaws, to Northeast at its principal executive office no earlier than July 23, 2016 nor later than August 22, 2016; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the first anniversary of the date of the preceding year's annual meeting (the "Anniversary Date") or more than 60 days after the Anniversary Date, timely notice by the shareholder must be delivered not earlier than the close of business on the later of (a) the 90th day prior to the scheduled date of such annual meeting or (b) the 10th day following the first date on which the date of such annual meeting is publicly disclosed. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority. Any such proposal should be mailed to: Clerk, Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

 Exhibit 1

NORTHEAST BANCORP
SENIOR EXECUTIVE INCENTIVE BONUS PLAN

1.    Purpose

        This Senior Executive Incentive Bonus Plan (the "Incentive Plan") is intended to provide an incentive for superior work and to motivate eligible executives of Northeast Bancorp (the "Company") and its subsidiaries toward even higher achievement and business results, to tie their goals and interests to those of the Company and its shareholders and to enable the Company to attract and retain highly qualified executives. The Incentive Plan is for the benefit of Covered Executives (as defined below).

2.    Covered Executives

        From time to time, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"), which consists of at least two non-employee directors, each of whom satisfies the requirements of Section 162(m), may select certain key executive officers of the Company (the "Covered Executives") to be eligible to receive bonuses hereunder. Participation in this Incentive Plan does not change the "at will" nature of a Covered Executive's employment with the Company.

3.    Administration

        The Compensation Committee shall have the sole discretion and authority to administer and interpret the Incentive Plan in good faith, including to satisfy the requirements for tax deductibility for payments in accordance with Section 162(m). Such authority includes the selection of the performance criterion or criteria for any applicable Performance Period and any Covered Executive. Decisions of the Compensation Committee shall be final, conclusive and binding on all parties including the Company, its shareholders and Covered Executives and their beneficiaries.

4.    Bonus Determinations

        (a)    Corporate Performance Goals.    A Covered Executive may receive a bonus payment under the Incentive Plan based upon the attainment of one or more performance objectives that are established by the Compensation Committee and relate to on or more of the following financial and operational metrics with respect to the Company or any of its subsidiaries (the "Corporate Performance Goals"): revenue; earnings before interest, taxes, depreciation and amortization; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of the Company's common stock; economic value-added; acquisitions or strategic transactions; operating income (loss); return on capital, assets, equity, or investment; shareholder returns; return on sales; gross or net profit levels; productivity; expense efficiency; margins; operating efficiency; working capital; earnings (loss) per share of the Company's common stock; sales or market shares; number of customers, number of new customers or customer references; operating income and/or net annual recurring revenue; credit quality; loan loss reserve; capital strength; financial or credit ratings; assets under management; balance sheet assets; market to book ratio; risk management; and strategic management, any of which may be (A) measured in absolute terms or compared to any incremental increase, (B) measured in terms of growth, (C) compared to another company or companies or to results of a peer group, (D) measured against the market as a whole and/or as compared to applicable market indices and/or (E) measured on a pre-tax or post-tax basis (if applicable). Further, any Corporate Performance Goal may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets. The Corporate Performance Goals may differ from Covered Executive to Covered Executive.

        (b)    Calculation of Corporate Performance Goals.    Within 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m)), the Compensation Committee shall establish a target bonus opportunity for each Covered Executive and the Corporate Performance Goal(s) that must be satisfied in order for a Covered Executive to receive an award hereunder for such Performance Period. Corporate Performance Goals will be calculated in accordance with the Company's financial statements, generally accepted accounting principles, or under a methodology established by the Compensation Committee at the beginning of the Performance Period and which is consistently applied with respect to a Corporate Performance Goal in the relevant Performance Period.

        (c)    Target; Minimum; Maximum.    Each Corporate Performance Goal shall have a "target" (100 percent attainment of the Corporate Performance Goal) and may also have a "minimum" hurdle and/or a "maximum" amount. Any provision of this Incentive Plan notwithstanding, in no event shall any Covered Executive receive an award hereunder in respect of any Performance Period in excess of $3,309,921.

        (d)    Bonus Requirements.    Except as otherwise set forth in this Section 4(d): (i) any bonuses paid to Covered Executives under the Incentive Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Corporate Performance Goals, (ii) bonus formulas for Covered Executives shall be adopted within 90 days of the beginning of the Performance Period by the Compensation Committee and communicated to each Covered Executive at the beginning of each Performance Period and (iii) no bonuses shall be paid to Covered Executives unless and until the Compensation Committee has certified in writing the attainment of the performance targets relating to the Corporate Performance Goals. Notwithstanding the foregoing, the Compensation Committee at its sole discretion may reduce (but may not increase) the amount of a performance award determined using the applicable payment schedule(s) or formula(s) for a given Covered Executive.

        (e)    Employment Requirement.    Except as set forth in Section 4(f) below, the payment of a bonus to a Covered Executive with respect to a Performance Period shall be conditioned upon the Covered Executive's employment by the Company on the bonus payment date; provided, however, that the Compensation Committee may, in its sole discretion, make exceptions to this requirement. If a Covered Executive was not employed for an entire Performance Period, the Compensation Committee may pro rate the bonus based on the number of days employed during such period.

        (f)    Death or Disability.    If a Covered Executive dies or becomes disabled prior to the last day of the Performance Period for which an award is payable hereunder, such Covered Executive may receive an award hereunder equal to the amount such Covered Executive would have received under the Incentive Plan if such Covered Executive had remain employed through the payment date, multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the Covered Executive's death or disability occurs prior to and including the date of the Covered Executive's death or disability and the denominator of which is the total number of days in the Performance Period, or such lesser amount as the Compensation Committee may deem appropriate.

        (g)    Change of Control.    In the event of a Change of Control, the Compensation Committee (as constituted immediately prior to the Change of Control) shall, in its sole discretion, determine whether and to what extent the Corporate Performance Goals and objectives have been met for the Performance Period in which the Change of Control occurs.

        (h)    Forfeiture of Performance Award.    Notwithstanding anything herein to the contrary, each Covered Executive shall, in the discretion of the Compensation Committee, reimburse the Company for the amount of any award received by such individual under the Plan to the extent such award or the value of such award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. Notwithstanding anything herein to the contrary, any awards paid pursuant to this Incentive Plan shall be subject to the Company's clawback policy, as in effect from time to time.

2

5.    Timing of Payment

        (a)   Except as otherwise provided hereunder, payment with respect to Corporate Performance Goals will be measured as of the end of each such Performance Period (e.g., the end of each fiscal year) after the Company's financial reports with respect to such period(s) have been published. Following certification that such Corporate Performance Goals are met, bonus payments will be made as soon as practicable, but not later than December 31 after the end of the relevant fiscal year.

        (b)   The Compensation Committee shall determine whether any award payable under the Incentive Plan is payable in cash, or in stock, restricted stock or options.

6.    Definitions

        The following terms shall have the following meanings:

          (a)   "Change of Control" means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, or (iii) the sale of all of the stock of the Company to an unrelated person or entity.

          (b)   "Performance Period" means the period during which performance is measured to determine the level of attainment of a bonus award, which shall be the Company's fiscal year.

          (c)   "Section 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (including any proposed regulations).

7.    General Provisions

        (a)    Effective Date of the Incentive Plan.    The Incentive Plan shall be effective for the Company's 2017 fiscal year and for each of the three subsequent fiscal years, unless terminated earlier by the Compensation Committee, provided that the Incentive Plan is approved by the affirmative vote of a majority of the votes cast at the Company's 2015 Annual Meeting of the Shareholders.

        (b)    Amendment to the Incentive Plan.    The Compensation Committee may terminate, amend or otherwise modify the Incentive Plan from time to time as it deems appropriate to service the Plan's purposes. However, the Compensation Committee shall not amend the Incentive Plan, without the appropriate approval of shareholders of the Company, if such amendment would result in payments not qualifying for deductibility under Section 162(m) as determined by the Compensation Committee in good faith.

        (c)    Designation of Beneficiary.    Each Covered Executive may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Covered Executive's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Compensation Committee and shall not be effective until received by the Compensation Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Covered Executive, the beneficiary shall be the Covered Executive's spouse or, if no spouse survives the Covered Executive, the Covered Executive's estate.

        (d)    No Right to Continued Employment.    Nothing in this Incentive Plan shall be construed as conferring upon any Covered Executive any right to continue in the employment of the Company.

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        (e)    No Limitation on Corporate Actions.    Nothing contained in the Incentive Plan shall be construed to prevent the Company from taking any corporate action which is deemed by it to be appropriate or in its best interest (including, without limitation, the payment of bonuses or issuance of equity awards under other incentive compensation plans established or utilized by the Company), whether or not such action would have an adverse effect on any awards made under the Incentive Plan. No employee, beneficiary or other person shall have any claim against the Company as a result of any such action.

        (f)    Taxes.    Any amount payable to a Covered Executive or a beneficiary under the Incentive Plan shall be subject to any applicable United States federal, state and local income and employment taxes and any other amounts that the Company is required by law to deduct or withhold from such payment.

        (g)    Severability.    If any provision of this Incentive Plan is held unenforceable, the remainder of the Incentive Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Incentive Plan.

        (h)    Governing Law.    The validity, construction and effect of the Incentive Plan and any actions taken under or relating to the Incentive Plan shall be determined in accordance with the laws of the State of Maine and applicable federal law.

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MMMMMMMMMMMM . Admission Ticket MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 3:00 a.m., CST, on November 20, 2015. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/NBN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 – 4. 1. To elect the three nominees named in the proxy statement as Class II directors, each to serve for a three-year term and until their respective successors are duly elected and qualified: + For Withhold For Withhold For Withhold 01 - Matthew B. Botein 02 - Cheryl Lynn Dorsey 03 - Peter W. McClean For Against Abstain ForAgainst Abstain 2. To approve, on an advisory, non-binding basis, the compensation of our named officers. 3. To ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016. 4. To approve the Northeast Bancorp Senior Executive Incentive Plan. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 5 1 4 1 7 1 026HFC MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. 2015 Annual Meeting Admission Ticket 2015 Annual Meeting of Northeast Bancorp Shareholders November 20, 2015, 10:00 a.m., Eastern Time The offices of Goodwin Procter LLP Exchange Place, 53 State Street, Boston, Massachusetts, 02109 Directions to the Northeast Bancorp annual meeting can be viewed at www.edocumentview.com/NBN q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Northeast Bancorp Notice of 2015 Annual Meeting of Shareholders The offices of Goodwin Procter LLP Exchange Place, 53 State Street, Boston, Massachusetts, 02109 Proxy Solicited by Board of Directors for Annual Meeting – November 20, 2015 Richard Wayne and Claire Bean, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Northeast Bancorp to be held on November 20, 2015 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted in accordance with the shareholder’s directions. If no such directions are indicated, the Proxies will have authority to vote FOR each of the nominees for director listed in Proposal 1 and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any postponement or adjournment thereof. This proxy may be revoked at any time before it is exercised. (Items to be voted appear on reverse side.)

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
PROPOSAL 1 ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION OF DIRECTORS
PROPOSAL 2 ADVISORY, NON-BINDING VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
PROPOSAL 4 APPROVAL OF THE NORTHEAST BANCORP SENIOR EXECUTIVE INCENTIVE PLAN
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
  Exhibit 1
NORTHEAST BANCORP SENIOR EXECUTIVE INCENTIVE BONUS PLAN